FIRST AMENDMENT TO OFFER LETTER
FOR NIKHIL VARTY

Dear Nik,

This is to confirm that the first amendment made to your business manager agreement dated December 19,2011 will also be applicable to the offer letter we made on November 12, 2012.

Sincerely,

By:_Kevin Tarrant
Title: Chief Human Resources Officer

DM_US 39761726-2.080136.0011